MACROCHEM CORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


BASIC LOSS PER SHARE WAS CALCULATED AS FOLLOWS:


                                                   YEARS ENDED DECEMBER 31,
                                            1997          1996           1995
                                            ----          ----           ----

Total loss used for basic
     loss per share                      $( 3,569)      $( 3,140)      $( 2,466)
                                           ======         ======         ======
Shares used to compute basic
     loss per share                        16,638         15,239         12,332
                                           ======         ======         ======

Basic loss per share                     $(  0.21)      $(  0.21)      $(  0.20)
                                           ======         ======         ======

Diluted earnings per share are not presented since the results would be anti-dilutive.